JMB/MANHATTAN ASSOCIATES, LTD.
EXHIBIT 10-GG




      AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE
      --------------------------------------------------

$78,605,779                                  May 31, 1995


     AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE (this "Note"), dated May 31, 1995, made by JMB/NYC OFFICE BUILDING ASSOCIATES, L.P., an Illinois limited partnership ("Maker") in favor of OLYMPIA & YORK
MASSACHUSETTS FINANCIAL COMPANY, a Massachusetts general partnership
(Payee").

                           RECITALS

     A. JMB/NYC Office Building Associates ("JMB") made the following promissory notes to the order of O&Y (Delaware) Finance Corp. ("O&Y Delaware"): (i) Promissory Note, dated August 14, 1984, reissued July 25, 1985, in the original principal amount of $19,014,077 (the "Bdwy Leasehold Note"), relating to JMB's acquisition of an interest in 2 Broadway Associates ("Bdwy Assocs."), which has been the owner of the leasehold estate of 2 Broadway, New York, New York ("2 Bdwy"); and (ii) Promissory Note, dated August 14, 1984, reissued July 25, 1985, in the original principal amount of $871,556 (the "Bdwy Fee Note"); and, together with the Bdwy Leasehold Note, collectively, the ("Prior Notes"), relating to JMB's acquisition of an interest in 2 Broadway Land Company ("Bdwy Land Co."), which has been the owner of the fee estate of 2 Bdwy.

     B. The Prior Notes were pledged and delivered to Citibank, N.A. ("Citibank") by O&Y Delaware (the "Citibank Pledge") pursuant to the Pledge Agreement (the "Pledge Agreement"), dated July 26, 1985, in order to secure the repayment of a $38,700,000 loan made by Citibank to O&Y Delaware.

     C. The Prior Notes were assigned to Payee by O&Y Delaware (subject to the Citibank Pledge).

     D. The Bdwy Leasehold Note is secured by the Security Agreement, dated August 14, 1984, between JMB and Olympia & York Holdings Corporation ("O&Y Holdings"), which was assigned to O&Y Delaware by O&Y Holdings pursuant to the Assignment of Security Interests, dated as of July 25, 1985, (the "JMB/O&Y Holdings Security Agreement"), and which created a security interest in JMB'S interest in Bdwy Assocs. (the "JMB/O&Y Holdings Security Interest").



     E. The Bdwy Fee Note is secured by the Security Agreement, dated August 14, 1984, between JMB and Olympia & York Broadway Limited ("O&Y Bdwy Ltd."), which was assigned to O&Y Delaware by O&Y Bdwy Ltd., pursuant to the Assignment of Security Interest dated as of July 25, 1985 (together with the JMB/O&Y Holdings Security Agreement, collectively, the ("Security Agreements"), and which created a security interest in JMB's interest in Bdwy Land Co. (together with the JMB/O&Y Holdings Security Interest, collectively, the "Security Interests").

     F. The Security Interests and the Security Agreements were collaterally assigned to Citibank by O&Y Delaware pursuant to the Pledge Agreement and two Collateral Assignments of Security Interests, each dated as of July 26, 1985 (the "Citibank Collateral Assignments").

     G. The Security Interests and the Security Agreements were assigned to Payee by O&Y Delaware (subject to the Citibank Pledge and the Citibank Collateral Assignments).

     H. JMB transferred its interests in Bdwy Assoc. and Bdwy Land Co. (collectively, the "Prior Partnerships"), subject to the Security
Interests, to Maker on March 31, 1993, and Maker was substituted for JMB as a general partner in each Prior Partnership.

     I. As of the date hereof, the outstanding balance (i) under the Bdwy Leasehold Note is $75,160,599 (the "Bdwy Leasehold Debt"), which includes accrued and unpaid interest in the amount of $56,146,522 and (ii) under the Bdwy Fee Note is $3,445,180 (the "Bdwy Fee Debt"), which includes accrued and unpaid interest in the amount of $2,573,624.

     J. O&Y Equity Company, L.P., O&Y NY Building Corp. (collectively, the "O&Y Partners") and Maker are the partners in the Prior Partnerships.

     K. The O&Y Partners and Maker entered into the Agreement of Limited Partnership of 2 broadway Associates, L.P. (the "Partnership") on May 30, 1995 (the "Partnership Agreement").

     L. Concurrently with the execution and delivery hereof, (i) the Prior Partnerships are transferring all of their respective assets, including, without limitation, their interests in 2 Bdwy, to the Partnership and (ii) Maker and Payee are entering into the Amended, Restated and Consolidated Security Agreement dated as of the date hereof (the "Consolidated Security Agreement") which creates a security interest in Maker's interest in the Partnership and amends and restates the terms of the Security Agreements; and in connection therewith, the parties hereto desire to (a) consolidate the indebtedness evidenced by the Prior Notes into a single debt and (b) amend and restate the terms of Prior Notes, by entering into this Note.

     M. Citibank has consented to the modification and extension of the Prior Notes on the terms set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

     A. The accrued and unpaid interest outstanding under the Prior Notes is hereby added to, and shall hereafter be part of, the principal indebtedness evidenced thereby.

     B. The indebtedness evidenced by the Prior Notes is hereby consolidated into a single debt in the aggregate amount of SEVENTY-EIGHT MILLION SIX HUNDRED FIVE THOUSAND SEVEN HUNDRED SEVENTY-NINE DOLLARS ($78,605,779), together with interest accruing thereon from and after the date hereof pursuant to the terms hereinafter set forth.

     C. The Prior Notes are hereby amended and restated in their entireties to read as a single note, evidencing such consolidated indebtedness, and follows (all capitalized terms, unless otherwise hereinafter defined, shall have the respective meanings set forth in the foregoing Recitals):

     FOR VALUE RECEIVED, JMB/NYC OFFICE BUILDING ASSOCIATES, L.P., an Illinois limited partnership ("Maker"), hereby promises to pay to the order of OLYMPIA & YORK MASSACHUSETTS FINANCIAL COMPANY ("Payee"), c/o Olympia & York Companies (U.S.A.) as 237 Park Avenue, New York, New York 10017 , or as such other place as Payee or any holder of this Note may from time to time designate, the principal sum of SEVENTY-EIGHT MILLION SIX HUNDRED FIVE THOUSAND SEVEN HUNDRED SEVENTY-NINE DOLLARS ($78,605,779) (the "Principal Amount"), in lawful money of the United States, together with interest thereon as the rate of 12.75% per annum ("Interest"), compounded monthly, from the date of this Note to and including the Maturity Date (as hereinafter defined), as follows:

          (i)  accrued and unpaid Interest on the unpaid Principal
Amount, and the unpaid Principal Amount, shall be due and payable as, when, and to the extent cash is distributed or paid to Maker in respect of, or on account of, the Collateral (as defined in the Consolidated Security Agreement), including, without limitation, all amounts distributed to Maker under (A) Section 3.1B of the Partnership Agreement or (B) ANY PARTNERSHIP AGREEMENT OF ANY OTHER PARTNERSHIP in which Maker's interest constitutes Collateral; and

          (ii) accrued Interest on the unpaid Principal Amount, remaining unpaid, shall be due and payable on the date (the "Maturity Date") that is the earlier of January 1, 2004 or the date on which the Debt (as hereinafter defined) shall become due and payable in full (by acceleration or otherwise) pursuant to the terms hereof or of the Consolidated Security Agreement.

     Interest shall be computed on the basis of a 365- or 366-day year, as the case may be.

     This Note is secured by the Consolidated Security Agreement.

     If 2 Bdwy is sold by the Partnership to a third party, then (i) the net proceeds of such sale, if any, that are distributable to maker pursuant to Section 3.1B of the Partnership Agreement (the "Bdwy Proceeds") shall be disbursed to Payee and applied against the Principal Amount and (ii) as of the date of such sale, irrespective of the amount of the Bdwy Proceeds (and even if there are none), (A) the Bdwy Principal (as defined below), and all Interest accrued and unpaid hereunder (on the entire Principal Amount) shall be deemed canceled (the "Cancelled Debt"), and (B) immediately following such cancellation, the Principal Amount shall be deemed to be equal to $19,000,000 minus the amount (if any) by which the Bdwy Proceeds exceed the Cancelled Debt. The "Bdwy Principal" shall mean $59,605,779 of the Principal Amount, which represents the Bdwy Leasehold Debt plus the Bdwy Fee Debt, minus $19,000,000. The portion of the Principal Amount other than the Bdwy Principal is $19,000,000 and is referred to herein as the "Special Principal".

     This Note may be prepaid, in whole or in part, without premium, at the option of Maker. Maker shall be required to prepay the Special Principal, and the accrued and unpaid Interest thereon, to the extent required under Section 3.2B of that certain Second Amended and Restated Agreement of General Partnership of 1290 Associates, dated as of July 27, 1984, as amended (the "1290 Partnership Agreement"), and under Section 3.2B of that certain First Amended and Restated Agreement of General Partnership of 237 Park Avenue Associates, dated as of August 14, 1984, as amended (together with the 1290 Partnership Agreement, collectively, the "1290/237 Partnership Agreements"). Maker and Payee agree that the term "2 Broadway Notes" in "Exhibit D" of each of the 1290/237 Partnership Agreements shall mean and refer to this Note.

     Maker's prepayment of this Note in its entirety must equal all of the amounts then due and owing to Payee under this Note and Consolidated Security Agreement (the "Debt"), including without limitation, the unpaid Principal Amount, all accrued and unpaid Interest, all accrued and unpaid Default Interest (as hereinafter defined), and all other unpaid amounts payable to Payee under this Note or the Consolidated Security Agreement. Any required payment or optional prepayment of less than the full amount of the Debt, other than the required prepayment referenced in the immediately preceding paragraph, shall be applied in the following order of priority: (i) to the payment of all unpaid amounts payable to Payee under this Note or the Consolidated Security Agreement other than accrued and unpaid Interest, accrued and unpaid Principal Amount; (ii) to the payment of accrued and unpaid Interest on the Bdwy Principal; (iii) to the payment of accrued and unpaid Default interest; (iv) to the payment of the unpaid Bdwy Principal; (v) to the payment of accrued and unpaid Interest on the Special Principal; and (vi) to the payment of the unpaid Special Principal. Notwithstanding the foregoing, during the occurrence of an Event of Default (as hereinafter defined), Payee may apply any payment thereafter received under this Note in such order of priority as Payee shall determine in its sole discretion.

     Payee may, at its option, declare the Debt to be immediately due and payable upon the occurrence of either of the following events ("Events of Default"):

     (i) Failure by Maker to pay any Interest or any portion of the Principal Amount within 10 days after any such payment shall be due hereunder;

     (ii) If maker is in default for more than 10 days after notice of such default is given to Maker under either (a) that certain Promissory Note, dated July 27, 1984, reissued July 25, 1985, made by JMB to O&Y Delaware in the original principal amount of $9,758,363 (the "1290 Note") or (b) that certain Promissory Note, dated August 14, 1984, reissued July 25, 1985, made by JMB to O&Y Delaware in the original principal amount of $4,514,229 (together with the "1290 Note", collectively, the "1290/237 Notes"); or

     (iii)Any Default (as defined in the Consolidated Security
Agreement).

     Maker and Payee agree that the promissory notes listed as "3." and "4." in "Exhibit B" of each of the 1290/237 Promissory Notes shall mean and refer to this Note.

     If the Debt is not paid in full on the Maturity Date, the unpaid Principal Amount and all accrued and unpaid Interest hereunder (to the extent permitted by law) shall thereafter bear interest ("Default Interest") as an annual rate equal to the lesser of (i) the greater of (a) 12.75%, compounded monthly, or (b) a rate 2% above the Prime Rate (as hereinafter defined), or

(ii) the maximum rate permitted by the laws of the State of New York, until the Debt is paid in full. Default Interest shall be computed on the basis of a 365- or 366-day year, as the case may be. The "Prime Rate" shall mean an annual interest rate equal to the rate of interest announced Publicly by Citibank or its successor, in New York, New York from time to time as its "prime" or "base" rate, as such rate changes from time to time during such period.

     No remedy of Payee is exclusive of any other remedy provided herein or at law, and all remedies available to Payee shall be cumulative.

     Maker hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged.

     Whenever any payment under this Note shall become and payable on a day other than a day on which banks are required or authorized to be open for normal banking business in the State of New York, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest on the amount of such payment.

     Notwithstanding any provision in this Note or the Consolidated Security Agreement, neither Maker nor any present or future partner in Maker or of any partnership which is now or hereafter a partner of Maker, shall have any personal liability under this note or the Consolidated Security Agreement, and without limiting the generality of the foregoing the liability and obligations of Maker and the partners in Maker to pay the indebtedness evidenced by this Note and to perform its or their obligations contained herein and in the Consolidated Security Agreement shall not be enforced by any action or proceeding which seeks damages or any money judgement against Maker or any of the partners in Maker, provided, however, that the foregoing shall not limit or impair any rights of Payee (i) to realize upon the collateral, (ii) to seek and enforce other equitable relief against Maker under the Consolidated Security Agreement, or (iii) to initiate proceedings at law or in equity for the purpose of determining any rights of Payee hereunder, so long as, in each such case, the same cannot result in personal liability of Maker, any present of future partner of Maker or any Partnership which is now or hereafter a partner of Maker. Any judgement of any such action or proceeding shall be enforceable against Maker and the partners in Maker only to the extent of its or their interest in the Collateral and not enforceable against any other asset of

Maker. Payee irrevocably waives any and all right to sue for, seek, or demand any deficiency judgement or other judgment or other judgment for the payment of money or damages against Maker or any of its partners in any such action or proceeding.

     Any notice, demand or request which is or may be given by either Maker or Payee shall be in writing, and shall be given by registered or certified mail, return receipt requested, addressed as follows:

          (1)  If to Maker:

               JMB/NYC Office Building Associates, L.P.
               900 North Michigan Avenue
               Suite 1900
               Chicago, Illinois 60611

               Attention:  Mr. Stuart C. Nathan

               With a copy in the same manner to:

               Citibank, N.A.
               599 Lexington Avenue
               New York, New York 10022

               Attention:  Marcus Giancaterino

                        -and-

               Pircher, Nichols & Meeks
               1999 Avenue of the Stars
               Los Angeles, California 90067

               Attention:  Leo J. Pircher, Esq.

          (2)  If to Payee:

               Olympia & York Massachusetts Financial Company
               237 Park Avenue
               New York, New York 10017

               Attention:  Managing Attorney

               With a copy in the same manner to:

               Citibank, N.A.
               599 Lexington Avenue
               New York, New York 10043

               Attention:  Annette Kuligowski

or to such other address as either party may designate to the other party by notice as provided herein. Any notice given hereunder shall be deemed delivered three business days after mailing, except that any notice of change of address shall be deemed given when actually received by the addressee.

     Maker hereby consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in connection with any action or proceeding relating to this Note. Maker's agent for the purpose of receiving service of process is Corporation Trust, 1633 Broadway, New York, New York, Attention: 23rd Floor. Maker may replace such agent from time to time, with or without cause, and promptly shall replace any such agent who resigns or is no longer resident in New York, New York. Such successor agent shall be resident in New York, New York, and Maker shall promptly give notice of such replacement to Payee.

     This Note shall be governed by and construed in accordance with the laws of the State of New York. This Note shall be binding upon Maker, its successors and assigns, and shall inure to the benefit of Payee, a successor and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity and enforceability of all terms and provisions hereof shall not be affected thereby.

     This Note is given in substitution for the Prior Notes, but not in cancellation, discharge or extinguishment of the indebtedness formerly evidenced by the Prior Notes and now evidenced by this Note. If this Note is amended and restated in its entirety by an instrument given in substitution for this note, then the indebtedness evidenced by this Note will thereafter be evidenced by such instrument.

     IN WITNESS THEREOF, the parties hereto have caused this Note to be executed by their respective duly authorized representatives as of the day and year first above written.

               JMB/NYC BUILDING ASSOCIATES, L.P.

               By:  Carlyle Managers, Inc., General Partner

                    By:  STUART C. NATHAN
                    Name:Stuart C. Nathan
                    Title:    President

               OLYMPIA & MASSACHUSETTS FINANCIAL COMPANY

               By:  O&Y (U.S.) Financial Company, General Partner

                    By:  O&Y (U.S.) Development Company, L.P., General
Partner

                         By:  O&Y (U.S.) Development General Partner
Corp.,
                              General Partner

                              By:  JOEL M. SIMON
                              Name:Joel M. Simon
                              Title:    Executive Vice President

     Pay to the order of Citibank, N.A. without any representation or warranty, and without recourse to Olympia & York Massachusetts Financial Company.

               OLYMPIA & YORK MASSACHUSETTS FINANCIAL COMPANY

               By:  O&Y (U.S.) Financial Company, General Partner

                    By:  O&Y (U.S.) Development Company, L.P.,
                         General Partner

                         By:  O&Y (U.S.) Development General
                              Partner Corp., General Partner


                              By:  JOEL M. SIMON
                              Name:Joel M. Simon
                              Title:    Executive Vice President